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                                                                  EXHIBIT 10.17














                        AMERICAN NATIONAL CAN GROUP, INC.
                              ANNUAL INCENTIVE PLAN


















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                        AMERICAN NATIONAL CAN GROUP, INC.

                              ANNUAL INCENTIVE PLAN


                                TABLE OF CONTENTS
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        SECTION                          TOPIC                             PAGE
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

          1.             Purpose                                                2

          2.             Participation                                          2

          3.             Objectives                                             3

          4.             Return on Capital Employed Definition                  5

          5.             Rating Performance                                     6

          6.             Award Calculation                                      7

          7.             Administration                                         8
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SECTION 1 - PURPOSE OF THE PLAN


The Annual Incentive Plan is designed to provide motivation for participants to achieve the annual business profit and return objectives, established by the senior management of American National Can Group, Inc. (the "Company"), and their individual personal performance objectives.





SECTION 2 - PARTICIPATION



The Annual Incentive Plan includes all key employees whose responsibilities involve the exercise of discretion and judgment in making decisions and in formulating programs for guiding the work of others and/or whose work has a substantial impact on the business results of the Company or its business units. This would normally include all employees in bands 1 through 4 of the Company's broadbanding position classification structure.

Participants are notified annually by their business or corporate unit of their inclusion in the plan and their level of participation.









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                 SECTION 3 - OBJECTIVES IN AWARD DETERMINATION


INCENTIVE                The objectives of the Annual Incentive Plan
OBJECTIVES               are linked to the short-term strategic plans for the
                         Company, each business unit and the individual participant.

                         The business objectives are established by the senior management of the Company and reviewed and approved annually by the Management Committee of the Company and the Compensation Committee of the Board of Directors of the Company. The participant and their managers establish individual objectives.

                         The components used in the determination of awards are:

                           - Individual performance against established objectives
                           - Business unit (major unit and/or sub-unit) or Company Return on Capital
                              Employed performance


WEIGHTING OF             The weighting of each component is illustrated in the
COMPONENTS               graph below.

                                            [GRAPH]
                         Individual                 *Business Unit or Company
                            50%                                50%

                         *Business Unit component may include a major business unit, a sub-unit of that business, or a combination of both major and sub-units













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SETTING OBJECTIVES






















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INDIVIDUAL               Individual objectives are established annually for all
OBJECTIVES               participants. These objectives are specific to the
                         participant's position and are aligned with strategic business objectives. Individual objectives are defined as those actions the participant is expected to accomplish during the plan year. They are results oriented, identifying a specific end product. They are clear, concise, and measurable, and may have time commitments associated with them. They may include day-to-day responsibilities or can be project oriented, with emphasis on an entire project or important milestones within a project. Objectives provide a short-term perspective and are focused around the annual fiscal cycle.

                         Once the individual objectives are established, each is weighted to reflect the importance of the objective. Individual weightings of objectives can be reviewed at mid-year to reflect unpredictable events or projects that may have influenced the original weighting. No objectives should be dropped or added after their identification and approval by managers. Unforeseen circumstances, which may have impacted the successful completion of identified objectives, will be reviewed and considered at year end as part of overall performance.







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SECTION 4 - RETURN ON CAPITAL EMPLOYED


RETURN ON                Return on Capital Employed (ROCE) is defined as annual
CAPITAL                  income from operations divided by average capital
EMPLOYED                 employed. For the purposes of the plan, to determine
                         year-end actual ROCE performance, the amount BUDGETED for fixed assets and fixed assets vendor payables will replace the year-end ACTUAL amount for fixed assets and fixed asset vendor payables.



                                                      ROCE CALCULATION


                         ROCE FORMULA              INCOME FROM OPERATIONS
                                                  AVERAGE CAPITAL EMPLOYED










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ROCE TARGETS             ROCE targets at three performance levels will
                         be established annually for the Company and each business unit. The ROCE targets, identified as Minimum, Target and Maximum, will reflect a reasonably demanding level, with consideration for the current year's budget and the prior year's performance.





















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SECTION 5 - RATING PERFORMANCE


INDIVIDUAL               An individual performance rating will be calculated
PERFORMANCE              based on the participant's performance against the
RATINGS                  objectives established and approved by their manager.
                         Each objective will be rated using the scale below. The
                         combined sum of each objective's weighting multiplied
                         by each objective's rating will comprise the overall
                         individual performance rating. The overall rating can
                         range from 0 to 2.0. Individual objectives will be
                         rated using the scale below.
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
                               0.0          Did Not Attain


                               0.3          Partially Attained


                               0.8          Nearly Attained


                               1.0          Attained


                               1.5          Exceeded Expectations in Attainment of Objectives


                               2.0          Best Possible Outcome Occurred Within Projected Timeframe
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ROCE                     Upon final approval of the business results, actual
PERFORMANCE              ROCE performance is measured against the ROCE targets
RATINGS                  and a numerical performance rating is identified. The
                         range of ratings is contained in the table below.
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
                                      MINIMUM                  0%

                                      TARGET                  100%

                                      MAXIMUM                 150%        For participants in Band 4
                                                              200%        For participants in Bands 1-3
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                         Performance at or below the Minimum level will result
                         in an ROCE performance rating of 0%. Performance
                         between the targets will generate a prorated value
                         (example: performance between Minimum and Target levels
                         will generate a rating between 0% and 99.9%)

SECTION 6 - AWARD CALCULATION


BASE AWARD               A participant's base award is calculated by multiplying
                         the participant's eligible base salary earned during the plan year by the participant's target award percentage. The target award percentage is linked to the participant's band or level of responsibility.
                         Individual target award percentages will be communicated to the participants annually by their business or corporate unit.

                         The base award represents the award amount that would be paid if all components were achieved at the targeted (100%) level.


                           Eligible BASE SALARY Earned During the Plan Year

                                                 X

                                 Individual Target Award Percentage




FINAL AWARD              The final award is determined by applying the
                         participant's individual performance rating and the ROCE performance ratings to the formula.


                          Base Award X 50% X Individual Performance Rating

                                                 +

                        Base Award X 50% X Business Unit or Company ROCE Rating









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SECTION 7 - ADMINISTRATION


CHANGES IN               Promotions to a higher band or level may affect the
RESPONSIBILITY           participant's target award percentage and base award.
                         If a participant is promoted to a higher band during the Plan Year the award calculation will reflect both levels on a prorated basis.

                            If a change in responsibilities results in a move to
                         a lower band or level which is not eligible for participation in the Annual Incentive Plan, the participant will be considered for a prorated award reflecting the period of time during the year they were in an eligible position.

MINIMUM                  Participants must be in an eligible position for a
PARTICIPATION            minimum of three continuous months during the Plan Year
                         to receive any award.

TERMINATION              Except for termination resulting from normal or early
                         retirement, disability, death or job elimination, a participant will not be eligible to be considered for an award if they terminate prior to the end of the Plan
                         Year. In the case of normal or early retirement, disability, death or job elimination any awards will be prorated to reflect the actual time of participation.

PAYMENT OF                  The Compensation Committee of the Company's Board of
AWARDS Directors will pay awards, if applicable, after finalization of business results and approvals.




This document, as interpreted by the Compensation Committee, shall govern the administration of the Annual Incentive Plan. The Company reserves the right to adjust the operation of the plan to account for significant financial events which could materially affect the overall goals of the plan and to make changes to the plan, at any time, as circumstances warrant without prior notification to the participants.










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